                                                                    EXHIBIT 23.2

                   CONSENT OF WENDEL, ROSEN, BLACK & DEAN, LLP


We hereby consent to all references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus that is part of Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of Yosemite Mortgage Fund II, LLC, to be filed with the Securities and Exchange Commission on or about August 13, 2004, as may be amended from time to time, and to the quotation or summarization in the Prospectus of our legal opinion filed as an exhibit to the Post-Effective Amendment.

/S/  WENDEL, ROSEN, BLACK & DEAN, LLP

Oakland, California

August 13, 2004